                                                                     EXHIBIT K-1
                                                              FILE NO. 070-10299

                        DESCRIPTIONS OF SUBSIDIARIES OF
                           CENTERPOINT ENERGY, INC.*

                                                    CENTERPOINT ENERGY
                                                    RESOURCES CORP.(1)
                                                    -  Gas utility company

CENTERPOINT ENERGY         ARKANSAS LOUISIANA       CENTERPOINT ENERGY          CENTERPOINT ENERGY
GAS SERVICES, INC.(3)      FINANCE CORPORATION(1)   GAS TRANSMISSION            FIELD SERVICES, INC.(1)
-  Natural gas sales       -  Limited appliance     COMPANY(1)                  -  Energy-related
                              financing             -  Interstate Pipeline         subsidiary

CENTERPOINT ENERGY         CENTERPOINT ENERGY       CENTERPOINT ENERGY -        CENTERPOINT ENERGY       CENTERPOINT ENERGY
RETAIL INTERESTS, INC.     FUNDS MANAGEMENT,        MISSISSIPPI RIVER           FIELD SERVICES           INTERNATIONAL, INC.(1)
-  INACTIVE                INC.(1)                  TRANSMISSION                HOLDINGS, INC.              Intermediate holding
                           -  Holds receivables     COMPANY(1)                  -  INACTIVE                 company
                              from CERC             -  Interstate Pipeline
                              operations

ENTEX GAS MARKETING        CENTERPOINT ENERGY       CENTERPOINT ENERGY          CENTERPOINT ENERGY       (See additional chart for
COMPANY                    GAS RECEIVABLES, LLC(5)  MRT SERVICES                GAS PROCESSING, INC.(1)  subsidiary information)
-  INACTIVE                -  Financing entity      COMPANY(6)                  -  Owns interest in gas
                                                    -  Owns canal                  processing plant.

CENTERPOINT ENERGY         NORAM FINANCING I        CENTERPOINT ENERGY          CENTERPOINT ENERGY
INTRASTATE PIPELINES,      -  INACTIVE              MRT HOLDINGS, INC.          HUB SERVICES, INC.
INC.(10)                                            -  INACTIVE                 -  INACTIVE
-  Owns and operates 3
   intrastate natural gas
   pipelines in Texas
   and Louisiana

CENTERPOINT ENERGY         ALLIED MATERIALS         CENTERPOINT ENERGY -
ALTERNATIVE FUELS,        CORPORATION              ILLINOIS GAS
INC.(1)                    -  INACTIVE              TRANSMISSION
-  Natural gas vehicle,                             COMPANY(1)
   now offers its                                   -  Intrastate pipeline
   equipment for
   compression of gas

CENTERPOINT ENERGY      CENTERPOINT ENERGY       CENTERPOINT ENERGY
HOUSTON ELECTRIC, LLC   SERVICE COMPANY,         POWER SYSTEMS, INC.
-  Electric utility     LLC(2)                   -  INACTIVE
   company              -  Provides services to
                           CenterPoint system
                           companies

HOUSTON INDUSTRIES      CENTERPOINT ENERGY       CENTERPOINT ENERGY
FINANCECO GP, LLC       AVCO HOLDINGS, LLC(4)    PROPERTIES, INC.(1)
-  INACTIVE             -  Owner of              -  Owner of
                           CenterPoint's            CenterPoint's office
                           corporate aircraft       building, parking
                                                    garage and dispatch
                                                    facility

HOUSTON INDUSTRIES      CENTERPOINT ENERGY       CENTERPOINT ENERGY
FINANCECO, LP           FUNDING COMPANY(1)       PRODUCTS, INC.
-  INACTIVE             -  Financing subsidiary  -  INACTIVE

CENTERPOINT ENERGY      HL&P Capital Trust I     NORAM ENERGY CORP.
TRANSITION BOND         -  INACTIVE              -  INACTIVE
COMPANY, LLC(1)
-  Issued original
   transition bonds

CENTERPOINT ENERGY      HL&P CAPITAL TRUST II(1) UTILITY RAIL SERVICES,
TRANSMISSION BOND       -  Holds  preferred      INC.
COMPANY II, LLC(7)         stock in connection   -  INACTIVE
-  Formed to issue         with trust-preferred
   transition bonds in     securities
   connection with the
   Texas true-up
   proceedings

                        REI Trust I              CENTERPOINT ENERGY,
                        -  INACTIVE              INC. (a DELAWARE
                                                 COMPANY)
                                                 -  INACTIVE

                                                                     EXHIBIT K-1
                                                              FILE NO. 070-10299

ENTEX NGV, INC.           ARKLA INDUSTRIES, INC.     CENTERPOINT ENERGY           CENTERPOINT ENERGY
- INACTIVE                - INACTIVE                 INTRASTATE HOLDING, LLC(1)   INVESTMENT MANAGEMENT,
                                                     - Intermediate               INC.(8)
                                                       holding company            - Holds Time Warner
                                                                                    stock

ENTEX OIL & GAS COMPANY   NATIONAL FURNACE COMPANY   PINE PIPELINE                CENTERPOINT ENERGY
- INACTIVE                - INACTIVE                 ACQUISITION COMPANY, LLC(1)  TEGCO, INC.
                                                     - Intrastate pipeline in     - INACTIVE
                                                       Louisiana

                          CENTERPOINT ENERGY         CENTERPOINT ENERGY           BLOCK 368 GP, LLC
                          CONSUMER GROUP, INC.       PIPELINE SERVICES, INC.(1)   - INACTIVE
                          - INACTIVE                 - Energy-related
                                                       subsidiary

                          NORAM UTILITY SERVICES,    CENTERPOINT ENERGY           BLOCK 368, LLC
                          INC.                       OFFSHORE MANAGEMENT          - INACTIVE
                          - INACTIVE                 SERVICES, LLC(9)
                                                     - operations and
                                                       maintenance
                                                       management services
                                                       for natural gas
                                                       operations

                          ARKLA PRODUCTS COMPANY     CENTERPOINT ENERGY OQ,
                          - INACTIVE                 LLC(1)
                                                     - Intermediate holding
                                                       company

                          ALG GAS SUPPLY COMPANY     OQ PARTNERS(1)
                          - INACTIVE                 - Provides
                                                       energy-industry
                                                       related, web-based
                                                       training services

                          INTEX, INC.                MINNESOTA INTRASTATE
                          - INACTIVE                 PIPELINE COMPANY(1)
                                                     - Natural gas pipeline
                                                       in Minnesota

                          UNITED GAS, INC.
                          - INACTIVE

                          CENTERPOINT ENERGY
                          TRADING AND
                          TRANSPORTATION GROUP,
                          INC.
                          - INACTIVE

                                                                     EXHIBIT K-1
                                                              FILE NO. 070-10299

CENTERPOINT ENERGY  RELIANT ENERGY     CENTERPOINT ENERGY  RELIANT ENERGY  RELIANT ENERGY      WORLDWIDE      CENTERPOINT ENERGY
LIGHT, INC.         BRASIL, LTDA.      INTERNATIONAL       EL SALVADOR     OUTSOURCE LTD.      ELECTRIC       INTERNATIONAL II,
- INACTIVE          - INACTIVE         SERVICES, INC.      S.A. DE C.V.    - INACTIVE          HOLDINGS B.V.  INC.
                                       - INACTIVE          - INACTIVE                          - INACTIVE     - INACTIVE

                    RELIANT ENERGY     RELIANT ENERGY                      VENUS GENERATION                   HIE FORD HEIGHTS,
                    BRAZIL TIETE LTD.  COLUMBIA LTDA.                      EL SALVADOR                        INC.
                    - INACTIVE         - INACTIVE                          - INACTIVE                         - INACTIVE

                    RELIANT ENERGY                                         CENTERPOINT ENERGY                 HIE FULTON. INC.
                    BRAZIL LTD.                                            INTERNATIONAL                      - INACTIVE
                    - INACTIVE                                             HOLDINGS, LLC
                                                                           - INACTIVE

                    RELIANT ENERGY
                    INTERNATIONAL
                    BRASIL LTDA.
                    - INACTIVE

                    HIE BRASIL RIO
                    SUL LTDA.
                    - INACTIVE

----------------

* For the organizational structure of CenterPoint Energy, Inc. and its Subsidiaries, see the Organizational Structure Chart filed in connection herewith as Ex. K-1.1 under cover of Form SE.

CENTERPOINT NOTES FOR EXHIBIT K-1

1. Retention authorized in Reliant Energy, Incorporated, Holding Co. Act Release No. 27680 (July 5, 2002) (the "Initial Order"). The names of certain of the subsidiaries have changed as follows:

CenterPoint Energy Gas Transmission Company (fka Reliant Energy Gas Transmission Company)

CenterPoint Energy Field Services, Inc. (fka Reliant Energy Field Services,
Inc.)

CenterPoint Energy Gas Processing, Inc. (fka Reliant Energy Gas Processing,
Inc.)

CenterPoint Energy Properties, Inc. (fka Reliant Energy Properties, Inc.)

CenterPoint Energy Funds Management, Inc. (fka Reliant Energy Funds Management, Inc.)

CenterPoint Energy Mississippi River Transmission Company (fka Mississippi River Transmission Corporation)

CenterPoint Energy International, Inc. (fka Reliant Energy International, Inc.)

CenterPoint Energy Funding Company (fka Houston Industries Funding Company)

CenterPoint Energy Transition Bond Company, LLC (fka Reliant Energy Transition Bond Company LLC)

CenterPoint Energy Alternative Fuels, Inc. (fka Entex Fuels, Inc.)

CenterPoint Energy Illinois Gas Transmission Company (fka Illinois Gas Transmission Company)

CenterPoint Energy Intrastate Holding, LLC (fka Reliant Energy Intrastate Holdings, LLC)

CenterPoint Energy Pipeline Services, Inc. (fka Reliant Energy Pipeline Services, Inc.)

CenterPoint Energy OQ, LLC (fka Reliant Energy OQ, LLC)

2. See CenterPoint Energy, Inc., Holding Co. Act Release No. 27775 (Dec. 18,
2003) (authorizing formation of service company).

3. Formed by the combination on December 31, 2003 of three subsidiaries (Entex Gas Resources Corp., Reliant Energy Retail, Inc. and MRT Energy Marketing Company) the retention of which was authorized in the Initial Order. Authority for the reorganization of non-utility interests exists under CenterPoint Energy, Inc., Holding Co. Release No. 27692 (June 30, 2003) (the "2003 Omnibus Financing Order").

4. Formed pursuant to the non-utility reorganization authorized under the 2003 Omnibus Financing Order.

5. Formed pursuant to financing subsidiary authority in the 2003 Omnibus Financing Order.

6. Subject to divestment by June 30, 2006 under the 2003 Omnibus Financing
Order.

7. Formed pursuant to CenterPoint Energy, Inc., Holding Co. Act Release No. 10128 (Nov. 30, 2004).

8. Retention authorized in the 2003 Omnibus Financing Order.

9. Acquired pursuant to Rule 58 on April 15, 2005.

10. Formerly known as Louisiana Unit Gas Transmission Company, it is a the surviving entity in a combination of three small intrastate pipeline subsidiaries at the end of 2003. On December 31, 2003 Industrial Gas Supply Corporation and Unit Gas Transmission Company merged into Louisiana Unit Gas Transmission Company (the retention of each was authorized in the Initial Order) which changed its name to CenterPoint Energy Intrastate Pipelines, Inc. Authority for the reorganization exists under the 2003 Omnibus Financing Order.